Bank of America

Bank of America Reports Q1-17 Net Income of $4.9 Billion, EPS of $0.41

Revenue Rises 7% to $22.2 Billion, Expenses Flat at $14.8 Billion, Creating 7% Operating Leverage[1]

Q1-17 Financial Highlights[2]

- Net income increased 40% to $4.9 billion, and EPS increased 46% to $0.41, compared to $3.5 billion and $0.28, respectively
- Revenue, net of interest expense, increased 7% to $22.2 billion from $20.8 billion
  - Net interest income (NII) increased 5% to $11.1 billion, reflecting benefits from higher interest rates, as well as growth in loans and deposits[(A)]
  - Noninterest income increased 9% to $11.2 billion from $10.3 billion, driven by higher sales and trading results and record Q1 investment banking fees
- Provision for credit losses declined 16% to $835 million from $997 million. Net charge-offs declined 13% to $934 million from $1.1 billion; the net charge-off ratio declined to 0.42% from 0.48%
- Despite higher revenue-related compensation expenses, total expense was flat at $14.8 billion
  - Q1-17 included $1.4 billion in annual retirement-eligible incentive costs and seasonally elevated payroll tax vs. $1.2 billion in Q1-16
- Average loan balances in business segments[3] rose $44 billion, or 6%, to $819 billion. Total average deposit balances increased $58 billion, or 5%, to $1.26 trillion.
- Return on average assets 0.88%; return on average common equity 7.3%; return on average tangible common equity 10.3%[(C)]
- Book value per share rose 5% to $24.36; tangible book value per share[(C)] rose 6% to $17.23
- Repurchased a net $2.3 billion in common stock and paid $0.8 billion in common stock dividends

Q1-17 Business Segment Highlights[2]

Consumer Banking

- Loans up $18 billion; deposits up $64 billion
- Brokerage assets increased 21%
- Mobile banking active users increased 13% to 22.2 million
- Total credit/debit card spending up 5%

Global Wealth and Investment Management

- Total client balances increased $119 billion to nearly $2.6 trillion
- Loans up $9 billion
- Pretax margin improved to 27%
- Long-term assets under management (AUM) flows of $29 billion in Q1-17

Global Banking

- Record revenue of $5 billion
- Loans increased $11 billion
- Record Q1 firmwide investment banking fees of $1.6 billion; No. 3 in global fees[(G)]
- Record M&A fees

Global Markets

- Sales and trading revenue of $3.9 billion, including negative net debit valuation adjustment (DVA) of $130 million
- Excluding net DVA, sales and trading revenue up 23%[(B)]
  - Fixed income up 29%[(B)]
  - Equities up 7%[(B)]

CEO Commentary

"Our approach to responsible growth delivered strong results again this quarter. Revenue was up 7 percent and EPS grew 46 percent. We saw good client activity in our balanced portfolio of businesses: consumer spending was up, our wealth management business had strong asset management flows, investment banking fees rebounded nicely, and we continued to provide credit and capital to our corporate and institutional clients to help them drive the economy forward. The U.S. economy continues to show consumer and business optimism, and our results reflect that."

- Brian Moynihan, Chief Executive Officer

Balance Sheet Highlights ($ in billions, at end of period)	March 31, 2017	December 31, 2016	March 31, 2016
Total assets	**$ 2,248**	$ 2,188	$ 2,186
Total loans and leases[3]	**906**	907	901
Including non-U.S. consumer credit card	**916**	916	901
Total deposits	**1,272**	1,261	1,217
Global Liquidity Sources[(D)]	**519**	499	525
Common equity tier 1 (CET1) ratio (transition)	**11.0%**	11.0%	10.3%
CET1 ratio (fully phased-in)[(E)]	**11.0%**	10.8%	10.1%

[1] Operating leverage calculated as the year-over-year percent change in revenue less the percent change in noninterest expense.
[2] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an end-of-period basis unless noted.
[3] Average loan balances for business segments excludes loans in All Other of $95 billion and $118 billion, respectively for Q1-17 and Q1-16. Period-end loan balances for Q1-17 and Q4-16 exclude $9.5 billion and $9.2 billion, respectively, of non-U.S. consumer credit card loans, which were included in assets of business held for sale on the consolidated balance sheet, beginning in Q4-16.

1

Bank of America

CFO Commentary

"Each of our businesses reported higher revenue and earnings this quarter, and each recorded solid operating leverage. We grew loans and deposits, while remaining within our risk framework. We also did a good job managing expenses. Despite higher revenue-related expenses in our wealth management and capital markets businesses, we kept overall expenses flat year-over-year as we continued to focus on streamlining and simplifying our company. Our balance sheet remains strong. We grew capital even as we repurchased a net $2.3 billion in stock and paid $0.8 billion in common stock dividends in the quarter."

— Paul M. Donofrio, Chief Financial Officer

Consumer Banking

Financial Results[1]

- Net income rose 7% to $1.9 billion, driven by solid operating leverage
- Pretax, pre-provision net revenue up 17% to $3.9 billion[(F)]
- Revenue increased 5% to $8.3 billion
  - NII increased $453 million, driven by strong deposit growth
  - Noninterest income decreased slightly due primarily to lower mortgage banking income and the absence of divestiture gains recorded in Q1-16. This was partially offset by higher service charges and card income
- Provision for credit losses increased $307 million; net reserve build of $66 million in Q1-17 versus release of $208 million in Q1-16
- Noninterest expense decreased $132 million, driven by improved operating efficiencies, partially offset by higher FDIC and litigation expense

	Three months ended		
($ in millions)	3/31/2017	12/31/2016	3/31/2016
Net interest income (FTE)	**$5,781**	$5,465	$5,328
Noninterest income	**2,503**	2,646	2,529
Total revenue (FTE)[2]	**8,284**	8,111	7,857
Provision for credit losses	**838**	760	531
Noninterest expense	**4,406**	4,330	4,538
Net income	**$1,894**	$1,920	$1,764

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1,2]

- Total client balances up 11% to $1.1 trillion
  - Client brokerage assets grew $26.9 billion, or 21%, to $153.8 billion, driven by strong client flows and market performance
- Average deposit balances grew $57.4 billion, or 10%; average loan balances grew $20.0 billion, or 8%
- 1.2 million U.S. consumer credit cards issued
- 4,559 financial centers, including 26 new openings and 231 renovations during the past 12 months
- Digital sales grew to 22% of all Consumer Banking sales
- 22.2 million mobile banking active users, up 13%; 1 out of 5 deposit transactions completed on mobile devices
- Efficiency ratio improved to 53% from 58%

	Three months ended		
($ in billions)	3/31/2017	12/31/2016	03/31/2016
Average deposits	**$635.6**	$618.0	$578.2
Average loans and leases	**257.9**	253.6	237.9
Brokerage assets (EOP)	**153.8**	144.7	126.9
Mobile banking active users (MM)	**22.2**	21.6	19.6
Number of financial centers	**4,559**	4,579	4,689
Efficiency ratio (FTE)	**53%**	53%	58%
Return on average allocated capital	**21**	22	21
Total U.S. Consumer Credit Card[2]			
New card accounts (MM)	**1.2**	1.1	1.2
Risk-adjusted margin	**8.9%**	9.2%	9.1%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer card portfolio includes Consumer Banking and GWIM.

2

Bank of America

Global Wealth and Investment Management

Financial Results[1]

- Net income up 4% to $770 million as solid revenue growth more than offset higher revenue-related expenses
- Revenue rose $123 million, or 3%, to $4.6 billion
  - NII rose $47 million, or 3%, driven by higher loan balances
  - Noninterest income rose $76 million, or 3%, as higher asset management fees more than offset lower transactional revenue
- Noninterest expense increased $60 million, or 2%, due to higher revenue-related incentives and FDIC expense, partially offset by lower support costs

	Three months ended		
($ in millions)	3/31/2017	12/31/2016	3/31/2016
Net interest income (FTE)	**$1,560**	$1,449	$1,513
Noninterest income	**3,032**	2,928	2,956
Total revenue (FTE)[2]	**4,592**	4,377	4,469
Provision for credit losses	**23**	22	25
Noninterest expense	**3,333**	3,359	3,273
Net income	**$770**	$634	$741

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1]

- Average deposit balances declined $3.1 billion, or 1%
- Average loans and leases grew $9.3 billion, or 7%
- Total client balances increased $119 billion, or 5%, to nearly $2.6 trillion, driven by higher market valuations and positive long-term AUM flows
  - Excluding the sale of AUM of BofA Capital Management in Q2-16, client balances rose 8%
- Strong long-term AUM flows of $29 billion in Q1-17, reflecting solid client activity, as well as a shift from brokerage to AUM
- Record pretax margin of 27%, up from 26%
- Number of wealth advisors[2] remains relatively flat at 18,435

	Three months ended		
($ in billions)	3/31/2017	12/31/2016	3/31/2016
Average deposits	**$257.4**	$256.6	$260.5
Average loans and leases	**148.4**	146.2	139.1
Total client balances	**2,585.4**	2,508.6	2,466.2
Long-term AUM flows	**$29.2**	$18.9	$(0.6)
Pretax margin	**27%**	23%	26%
Efficiency ratio (FTE)	**73**	77	73
Return on average allocated capital	**22**	19	23

[1] Comparisons are to the year-ago quarter unless noted.
[2] Includes financial advisors in Consumer Banking of 2,092 and 2,259 in Q1-17 and Q1-16.

3

Bank of America

Global Banking

Financial Results[1]

- Record Q1 net income of $1.7 billion, reflecting higher revenue and lower provision for credit losses. Year over year, net income increased $637 million, or 58%
- Revenue increased 11% to a record $5.0 billion
  - NII increased primarily due to loan and leasing-related growth, partially offset by loan spread compression
  - Noninterest income increased 14%, driven by higher investment banking fees
- Provision for credit losses decreased $536 million to $17 million, driven by improvements in energy exposures
- Noninterest expense decreased slightly as higher revenue-related incentives and increased FDIC expense were offset by lower operating costs

	Three months ended		
($ in millions)	3/31/2017	12/31/2016	3/31/2016
Net interest income (FTE)	**$2,774**	$2,502	$2,545
Noninterest income[2]	**2,181**	2,032	1,909
Total revenue (FTE)[2,3]	**4,955**	4,534	4,454
Provision for credit losses	**17**	13	553
Noninterest expense	**2,163**	2,036	2,174
Net income	**$1,729**	$1,579	$1,092

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Revenue, net of interest expense.

Business Highlights[1,2]

- Average loans and leases grew $14.2 billion, or 4%
- Average deposit balances grew $7.0 billion, or 2%
- Total firmwide investment banking fees rose to a Q1 record of $1.6 billion (excluding self-led deals), up 37%
  - Ranked No. 3 globally in investment banking fees[(G)]
  - Record M&A fees with participation in 6 of top 10 global completed deals
  - Strong debt issuance and equity issuance fees with participation in 8 of top 10 deals of both products
- Return on average allocated capital increased to 18% from 12%
- Efficiency ratio improved to 44% from 49%

	Three months ended		
($ in billions)	3/31/2017	12/31/2016	3/31/2016
Average deposits	**$304.1**	$314.1	$297.1
Average loans and leases	**342.9**	337.8	328.6
Total Corp. IB fees (excl. self-led)[2]	**$1.6**	$1.2	$1.2
Global Banking IB fees[2]	**0.9**	0.7	0.6
Business Lending revenue	**2.2**	2.1	2.2
Global Transaction Services revenue	**1.7**	1.7	1.6
Efficiency ratio (FTE)	**44%**	45%	49%
Return on average allocated capital	**18**	17	12

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

4

Bank of America

Global Markets

Financial Results[1]

- Net income increased $324 million, or 33%, to $1.3 billion, driven by improved sales and trading revenue
  - Excluding net DVA[4], net income increased $500 million, or 57%
- Revenue up $757 million, or 19%, to $4.7 billion; excluding net DVA[4], revenue increased $1.0 billion, or 27%, to $4.8 billion, driven by improved sales and trading results and higher capital markets fees
- Noninterest expense increased $308 million to $2.8 billion, due to the non-recurrence of a litigation recovery recorded in Q1-16
  - Noninterest expense, excluding litigation, rose $54 million, or 2%, reflecting higher revenue-related expenses, partially offset by lower operating and support costs[(I)]

($ in millions)	Three months ended 3/31/2017	12/31/2016	3/31/2016
Net interest income (FTE)	**$1,049**	$1,167	$1,184
Noninterest income[2]	**3,659**	2,306	2,767
Total revenue (FTE)[2,3]	**4,708**	3,473	3,951
Net DVA[4]	**(130)**	(101)	154
Total revenue (excl. net DVA) (FTE)[2,3,4]	**4,838**	3,574	3,797
Provision for credit losses	**(17)**	8	9
Noninterest expense	**2,757**	2,482	2,449
Net income	**$1,297**	$658	$973

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote B for more information.

Business Highlights[1,2]

- Sales and trading revenue increased $457 million, or 13%, to $3.9 billion
- Excluding net DVA, sales and trading revenue rose 23% to $4.0 billion[(B)]
  - Fixed Income, Currencies and Commodities (FICC) increased 29%, due to a more favorable market environment in credit-related products, driving increased client activity
  - Equities increased 7%, due to a stronger performance internationally in derivatives and client financing on improved investor sentiment
- Return on average allocated capital increased to 15% from 11%

($ in billions)	Three months ended 3/31/2017	12/31/2016	3/31/2016
Average trading-related assets	**$422.4**	$417.2	$407.7
Average loans and leases	**70.1**	70.6	69.3
Sales and trading revenue	**3.9**	2.8	3.4
Sales and trading revenue (excl. net DVA)[(B)]	**4.0**	2.9	3.3
Global Markets IB fees[2]	**0.7**	0.6	0.5
Efficiency ratio (FTE)	**59%**	71%	62%
Return on average allocated capital	**15**	7	11

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

5

6 All Other Three months ended Financial Results1 ($ in millions) 3/31/2017 12/31/2016 3/31/2016 Net interest income (FTE) $91 $(57) $130 Noninterest income (185) (214) 144 Total revenue (FTE)2 (94) (271) 274 Provision for credit losses (26) (29) (121) Noninterest expense 2,189 954 2,382 Net loss $(834) $(95) $(1,098) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other consists of asset liability management (ALM) activities, equity investments, the non-U.S. consumer credit card business, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the mortgage servicing rights (MSR) valuation model for both core and non-core MSRs and the related economic hedge results and ineffectiveness, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments, which is comprised of a portfolio of equity, real estate and other alternative investments. On December, 20, 2016, the Corporation signed an agreement to sell its non-U.S. consumer credit card business to a third party. Subject to regulatory approval, this transaction is expected to close in mid-2017. Annual retirement-eligible incentive costs are typically recorded in the first quarter of every year and allocated to the business segments throughout the year. • Net loss of $834 million improved from a net loss of $1.1 billion • Revenue declined $368 million, reflecting lower non- core mortgage banking income, reduced loan balances and smaller gains on the sale of debt securities • The provision for credit losses increased $95 million to a benefit of $26 million, resulting in lower reserve releases • Noninterest expense decreased $193 million, driven by lower litigation expense and a decline in non-core mortgage servicing costs – Annual retirement-eligible incentive costs are recorded in Q1-17 and Q1-16 and allocated to the businesses throughout the year • The provision for income taxes included a $222 million benefit related to new accounting guidance that went into effect in 2017 for the tax impact associated with stock-based compensation

Bank of America

Credit Quality

Highlights[1]

- Overall credit quality remained strong

Q1-17 vs. Q1-16

- Net charge-offs declined $134 million to $934 million, driven primarily by lower losses in consumer real estate and lower energy-related losses
  - The net charge-off ratio decreased to 0.42% from 0.48%
- The provision for credit losses decreased $162 million to $835 million, driven by improvements in the Commercial portfolio, particularly energy
- Nonperforming loans declined $1.6 billion to $7.3 billion, driven by credit improvement and Consumer NPL sales

Q1-17 vs. Q4-16

- Net charge-offs increased $54 million, driven by seasonally higher credit card losses, while Commercial net charge-offs were relatively flat
  - The net charge-off ratio increased to 0.42% from 0.39%
- The provision for credit losses increased $61 million

Reserve Release

- The net reserve release was $99 million, compared to $106 million in the prior quarter and $71 million in the year-ago quarter

	Three months ended		
($ in millions)	3/31/2017	12/31/2016	3/31/2016
Provision for credit losses	**$835**	$774	$997
Net charge-offs[2]	**934**	880	1,068
Net charge-off ratio[3]	**0.42%**	0.39%	0.48%
At period-end			
Nonperforming loans, leases and foreclosed properties	**$7,637**	$8,084	$9,281
Nonperforming loans, leases and foreclosed properties ratio[4]	**0.84%**	0.89%	1.04%
Allowance for loan and lease losses[5]	**$11,354**	$11,480	$12,069
Allowance for loan and lease losses ratio[5]	**1.25%**	1.26%	1.35%

[1] Comparisons are to the year-ago quarter unless noted.
[2] Includes net charge-offs of $44 million and $41 million for the three months ended March 31, 2017 and December 31, 2016 respectively, for non-U.S. credit card loans which are included in assets of business held for sale on the consolidated balance sheet at March 31, 2017 and December 31, 2016.
[3] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[4] Nonperforming loans, leases and foreclosed properties ratio is calculated as nonperforming loans, leases and foreclosed properties divided by outstanding loans, leases and foreclosed properties at the end of the period.
[5] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Excluding non-U.S. consumer credit card allowance of $242 million and $243 million, and loans of $9.5 billion and $9.2 billion, Q1-17 and Q4-16 allowance for loan and lease losses was $11.1 billion and $11.2 billion, and allowance as a percentage of ending loans was 1.24% and 1.25%, respectively.

Note: Ratios do not include loans accounted for under the fair value option.

7

Bank of America

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period)			
	Three months ended		
	3/31/2017	12/31/2016	3/31/2016
Total assets	**$2,247.7**	$2,187.7	$2,185.7
Total loans and leases[1]	**906.2**	906.7	901.1
Including non-U.S. consumer credit card	**915.7**	915.9	901.1
Total deposits	**1,272.1**	1,260.9	1,217.3
Funding and Liquidity			
Long-term debt	**$221.4**	$216.8	$232.8
Global Liquidity Sources[(D)]	**519**	499	525
Time to required funding (months)[(D)]	**40**	35	36
Equity			
Common shareholders' equity	**$242.9**	$241.6	$238.7
Common equity ratio	**10.8%**	11.0%	10.9%
Tangible common shareholders' equity[2]	**$171.9**	$170.4	$167.0
Tangible common equity ratio[2]	**7.9%**	8.1%	7.9%
Per Share Data			
Common shares outstanding (in billions)	**9.97**	10.05	10.31
Book value per common share	**$24.36**	$24.04	$23.14
Tangible book value per common share[2]	**17.23**	16.95	16.19
Regulatory Capital			
Basel 3 Transition (as reported)[3,4]			
Common equity tier 1 (CET1) capital	**$167.4**	$168.9	$162.7
Risk-weighted assets	**1,517**	1,530	1,587
CET1 ratio	**11.0%**	11.0%	10.3%
Basel 3 Fully Phased-in[3,4]			
CET1 capital	**$164.3**	$162.7	$157.5
Standardized approach			
Risk-weighted assets	**$1,416**	$1,417	$1,426
CET1 ratio	**11.6%**	11.5%	11.0%
Advanced approaches[(E)]			
Risk-weighted assets	**$1,498**	$1,512	$1,557
CET1 ratio	**11.0%**	10.8%	10.1%
Supplementary leverage[(H)]			
Bank holding company supplementary leverage ratio (SLR)	**7.0%**	6.9%	6.8%
Bank SLR	**7.2**	7.3	7.4

Notes:

[1] Period-end loan balances for Q1-17 and Q4-16 exclude $9.5 billion and $9.2 billion of non-U.S. consumer credit card loans, which are included in assets of business held for sale on the consolidated balance sheet beginning in Q4-16.

[2] Represents a non-GAAP financial measure. For reconciliation, see pages 16-17 of this press release.

[3] Regulatory capital ratios are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For a reconciliation of CET1 to fully phased-in, see page 13 of this press release.

[4] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.

8

9 Endnotes A B C D E F G H I The Corporation also measures net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income on an FTE basis was $11.3 billion and $10.7 billion for the three months ended March 31, 2017 and 2016. For reconciliation to GAAP financial measures, refer to pages 16-17 of this press release. Fully phased-in estimates are non-GAAP financial measures. For reconciliation to GAAP financial measures, refer to page 13 of this press release. Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of March 31, 2017, we did not have regulatory approval of the IMM model. Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. Prior to the third quarter of 2016, the TTF metric incorporated only the GLS of the BAC parent company. Effective September 30, 2016, the TTF metric was expanded to include the GLS of NB Holdings, following changes in the Corporation’s liquidity management practices, initiated in connection with the Corporation’s resolution planning activities, that include maintaining at NB Holdings GLS previously held at the BAC parent company. Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. For reconciliation to GAAP financial measures, refer to pages 16-17 of this press release. Rankings per Dealogic as of April 7, 2017 for the quarter ended March 31, 2017, excluding self-led deals. The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non-GAAP financial measures. Net DVA gains (losses) were $(130) million, $(101) million and $154 million for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively. FICC net DVA gains (losses) were $(120) million and $140 million for the three months ended March 31, 2017 and 2016. Equities net DVA gains (losses) were $(10) million and $14 million for the three months ended March 31, 2017 and 2016. Pretax, pre-provision net revenue (PPNR) is a non-GAAP financial measure. PPNR is total revenue, net of interest expense (on an FTE basis), less noninterest expense. Consumer Banking total revenue, net of interest expense (on an FTE basis) was $8.3 billion and $7.9 billion for the three months ended March 31, 2017 and 2016. Noninterest expense was $4.4 billion and $4.5 billion for the three months ended March 31, 2017 and 2016. Global Markets noninterest expense, excluding litigation, is a non-GAAP financial measure. Global Markets litigation expense was $69 million and $(185) million for the three months ended March 31, 2017 and 2016.

10 Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss first- quarter 2017 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international), and the conference ID is 79795. Please dial in 10 minutes prior to the start of the call. A replay will also be available beginning at noon ET on April 18 through midnight, April 25 by telephone at 1.800.934.4850 (U.S.) or 1.402.220.1178 (international). Investor Call Information Investors May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 Reporters May Contact: Jerry Dubrowski, Bank of America, 1.980.388.2840 jerome.f.dubrowski@bankofamerica.com About Bank of America Bank of America is one of the world's leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,600 retail financial centers, approximately 15,900 ATMs, and award-winning digital banking with approximately 35 million active users and more than 22 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

11 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2016 Annual Report on Form 10-K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company's recorded liability and estimated range of possible loss for litigation exposures; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates and economic conditions; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior and other uncertainties; the impact on the Company's business, financial condition and results of operations from a protracted period of lower oil prices or ongoing volatility with respect to oil prices; the Company’s ability to achieve its expense targets or net interest income or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the approval of our internal models methodology for calculating counterparty credit risk for derivatives; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our global systemically important bank (G-SIB) surcharge; the impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate shortcomings identified by banking regulators in the Company's Recovery and Resolution plan; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations from the planned exit of the United Kingdom (U.K.) from the European Union (EU); and other similar matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. "Bank of America Merrill Lynch" is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are registered broker-dealers and members of FINRA and SIPC. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation's broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, visit the Bank of America newsroom at http://newsroom.bankofamerica.com. www.bankofamerica.com

12

Bank of America Corporation and Subsidiaries

Selected Financial Data

(Dollars in millions, except per share data; shares in thousands)

Summary Income Statement	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016
Net interest income	$ 11,058	$ 10,292	$ 10,485
Noninterest income	11,190	9,698	10,305
Total revenue, net of interest expense	22,248	19,990	20,790
Provision for credit losses	835	774	997
Noninterest expense	14,848	13,161	14,816
Income before income taxes	6,565	6,055	4,977
Income tax expense	1,709	1,359	1,505
Net income	$ 4,856	$ 4,696	$ 3,472
Preferred stock dividends	502	361	457
Net income applicable to common shareholders	$ 4,354	$ 4,335	$ 3,015
Average common shares issued and outstanding	10,099,557	10,170,031	10,370,094
Average diluted common shares issued and outstanding	10,914,815	10,958,621	11,100,067
Summary Average Balance Sheet			
Total debt securities	$ 430,234	$ 430,719	$ 399,978
Total loans and leases	914,144	908,396	892,984
Total earning assets	1,895,373	1,884,112	1,844,822
Total assets	2,231,420	2,208,039	2,173,922
Total deposits	1,256,632	1,250,948	1,198,455
Common shareholders' equity	242,883	245,139	237,229
Total shareholders' equity	268,103	270,360	260,423
Performance Ratios			
Return on average assets	0.88%	0.85%	0.64%
Return on average common shareholders' equity	7.27	7.04	5.11
Return on average tangible common shareholders' equity [(1)]	10.28	9.92	7.33
Per common share information			
Earnings	$ 0.43	$ 0.43	$ 0.29
Diluted earnings	0.41	0.40	0.28
Dividends paid	0.075	0.075	0.05
Book value	24.36	24.04	23.14
Tangible book value [(1)]	17.23	16.95	16.19

Summary Period-End Balance Sheet	March 31 2017	December 31 2016	March 31 2016
Total debt securities	$ 428,045	$ 430,731	$ 400,569
Total loans and leases [(2)]	906,242	906,683	901,113
Total earning assets	1,904,017	1,849,752	1,862,236
Total assets	2,247,701	2,187,702	2,185,726
Total deposits	1,272,141	1,260,934	1,217,261
Common shareholders' equity	242,933	241,620	238,662
Total shareholders' equity	268,153	266,840	263,004
Common shares issued and outstanding	9,974,190	10,052,626	10,312,660

Credit Quality	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016
Total net charge-offs [(3)]	$ 934	$ 880	$ 1,068
Net charge-offs as a percentage of average loans and leases outstanding [(4)]	0.42%	0.39%	0.48%
Provision for credit losses	$ 835	$ 774	$ 997

	March 31 2017	December 31 2016	March 31 2016
Total nonperforming loans, leases and foreclosed properties [(5)]	$ 7,637	$ 8,084	$ 9,281
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(4)]	0.84%	0.89%	1.04%
Allowance for loan and lease losses [(6)]	$ 11,354	$ 11,480	$ 12,069
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(4, 6)]	1.25%	1.26%	1.35%

For footnotes see page 13.

Current period information is preliminary and based on company data available at the time of the presentation.

13

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

	Basel 3 Transition		
Capital Management	**March 31 2017**	December 31 2016	March 31 2016
Risk-based capital metrics (7, 8):			
Common equity tier 1 capital	**$ 167,351**	$ 168,866	$ 162,732
Common equity tier 1 capital ratio	**11.0%**	11.0%	10.3%
Tier 1 leverage ratio	**8.8**	8.9	8.7
Tangible equity ratio (9)	**9.1**	9.2	9.1
Tangible common equity ratio (9)	**7.9**	8.1	7.9

Regulatory Capital Reconciliations (7, 8, 10)	**March 31 2017**	December 31 2016	March 31 2016
Regulatory capital – Basel 3 transition to fully phased-in			
Common equity tier 1 capital (transition)	**$ 167,351**	$ 168,866	$ 162,732
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	**(1,594)**	(3,318)	(3,764)
Accumulated OCI phased in during transition	**(964)**	(1,899)	(117)
Intangibles phased in during transition	**(375)**	(798)	(983)
Defined benefit pension fund assets phased in during transition	**(175)**	(341)	(381)
DVA related to liabilities and derivatives phased in during transition	**128**	276	76
Other adjustments and deductions phased in during transition	**(38)**	(57)	(54)
Common equity tier 1 capital (fully phased-in)	**$ 164,333**	$ 162,729	$ 157,509
Risk-weighted assets – As reported to Basel 3 (fully phased-in)			
Basel 3 Standardized approach risk-weighted assets as reported	**$ 1,398,354**	$ 1,399,477	$ 1,405,748
Changes in risk-weighted assets from reported to fully phased-in	**17,785**	17,638	20,104
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	**$ 1,416,139**	$ 1,417,115	$ 1,425,852
Basel 3 Advanced approaches risk-weighted assets as reported	**$ 1,516,708**	$ 1,529,903	$ 1,586,993
Changes in risk-weighted assets from reported to fully phased-in	**(19,132)**	(18,113)	(29,710)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) (11)	**$ 1,497,576**	$ 1,511,790	$ 1,557,283
Regulatory capital ratios			
Basel 3 Standardized approach common equity tier 1 (transition)	**12.0%**	12.1%	11.6%
Basel 3 Advanced approaches common equity tier 1 (transition)	**11.0**	11.0	10.3
Basel 3 Standardized approach common equity tier 1 (fully phased-in)	**11.6**	11.5	11.0
Basel 3 Advanced approaches common equity tier 1 (fully phased-in) (11)	**11.0**	10.8	10.1

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on pages 16-17.

(2) Period-end loan balances for Q1-17 and Q4-16 exclude $9.5 billion and $9.2 billion of non-U.S. consumer credit card loans, which are included in assets of business held for sale on the consolidated balance sheet beginning in Q4-16.

(3) Includes non-U.S. credit card net charge-offs of $44 million and $41 million for Q1-17 and Q4-16.

(4) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(5) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; nonperforming loans held-for-sale or accounted for under the fair value option.

(6) Excluding non-U.S. consumer credit card allowance of $242 million and $243 million, and loans of $9.5 billion and $9.2 billion, Q1-17 and Q4-16 allowance for loan and lease losses is $11.1 billion and $11.2 billion, and allowance as a percentage of ending loans is 1.24% and 1.25%

(7) Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures.

(8) Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.

(9) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on pages 16-17.

(10) Fully phased-in estimates are non-GAAP financial measures. For reconciliations to GAAP financial measures, see above.

(11) Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of March 31, 2017, we did not have regulatory approval of the IMM model.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	First Quarter 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 8,284	$ 4,592	$ 4,955	$ 4,708	$ (94)
Provision for credit losses	838	23	17	(17)	(26)
Noninterest expense	4,406	3,333	2,163	2,757	2,189
Net income (loss)	1,894	770	1,729	1,297	(834)
Return on average allocated capital [(2)]	21%	22%	18%	15%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 257,945	$ 148,405	$ 342,857	$ 70,064	$ 94,873
Total deposits	635,594	257,386	304,137	33,158	26,357
Allocated capital [(2)]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases [(3)]	$ 258,421	$ 149,110	$ 344,451	$ 71,053	$ 92,712
Total deposits	661,607	254,595	296,178	33,629	26,132

	Fourth Quarter 2016				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 8,111	$ 4,377	$ 4,534	$ 3,473	$ (271)
Provision for credit losses	760	22	13	8	(29)
Noninterest expense	4,330	3,359	2,036	2,482	954
Net income (loss)	1,920	634	1,579	658	(95)
Return on average allocated capital [(2)]	22%	19%	17%	7%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 253,602	$ 146,180	$ 337,827	$ 70,615	$ 100,172
Total deposits	617,967	256,629	314,133	33,775	28,444
Allocated capital [(2)]	34,000	13,000	37,000	37,000	n/m
Period end					
Total loans and leases [(3)]	$ 258,991	$ 148,179	$ 339,271	$ 72,743	$ 96,713
Total deposits	632,786	262,530	306,430	34,927	24,261

	First Quarter 2016				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 7,857	$ 4,469	$ 4,454	$ 3,951	$ 274
Provision for credit losses	531	25	553	9	(121)
Noninterest expense	4,538	3,273	2,174	2,449	2,382
Net income (loss)	1,764	741	1,092	973	(1,098)
Return on average allocated capital [(2)]	21%	23%	12%	11%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 237,908	$ 139,098	$ 328,643	$ 69,283	$ 118,052
Total deposits	578,193	260,482	297,134	35,886	26,760
Allocated capital [(2)]	34,000	13,000	37,000	37,000	n/m
Period end					
Total loans and leases	$ 240,591	$ 139,690	$ 333,604	$ 73,446	$ 113,782
Total deposits	597,796	260,565	298,072	34,403	26,425

(1) Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.

(2) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(3) Includes $9.5 billion and $9.2 billion of non-U.S. credit card loans, which are included in assets of business held for sale on the Consolidated Balance Sheet and in *All Other* at March 31, 2017 and December 31, 2016.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

Current period information is preliminary and based on company data available at the time of the presentation. 15 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Fully taxable-equivalent (FTE) basis data (1) FirstQuarter 2017 Fourth Quarter 2016 First Quarter 2016 Net interest income $ 11,255 $ 10,526 $ 10,700 Total revenue, net of interest expense 22,445 20,224 21,005 Net interest yield 2.39% 2.23% 2.33% Efficiency ratio 66.15 65.08 70.54 Other Data March 31 2017 December 31 2016 March 31 2016 Number of financial centers - U.S. 4,559 4,579 4,689 Number of branded ATMs - U.S. 15,939 15,928 16,003 Ending full-time equivalent employees 208,573 208,024 213,183 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. See Reconciliations to GAAP Financial Measures on pages 16-17. Certain prior period amounts have been reclassified to conform to current period presentation.

16

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. Total revenue, net of interest expense, on a fully taxable-equivalent basis includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The Corporation presents related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below and on page 17 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016
Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis			
Net interest income	**$ 11,058**	$ 10,292	$ 10,485
Fully taxable-equivalent adjustment	**197**	234	215
Net interest income on a fully taxable-equivalent basis	**$ 11,255**	$ 10,526	$ 10,700
Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis			
Total revenue, net of interest expense	**$ 22,248**	$ 19,990	$ 20,790
Fully taxable-equivalent adjustment	**197**	234	215
Total revenue, net of interest expense on a fully taxable-equivalent basis	**$ 22,445**	$ 20,224	$ 21,005
Reconciliation of income tax expense to income tax expense on a fully taxable-equivalent basis			
Income tax expense	**$ 1,709**	$ 1,359	$ 1,505
Fully taxable-equivalent adjustment	**197**	234	215
Income tax expense on a fully taxable-equivalent basis	**$ 1,906**	$ 1,593	$ 1,720
Reconciliation of average common shareholders' equity to average tangible common shareholders' equity			
Common shareholders' equity	**$ 242,883**	$ 245,139	$ 237,229
Goodwill	**(69,744)**	(69,745)	(69,761)
Intangible assets (excluding mortgage servicing rights)	**(2,923)**	(3,091)	(3,687)
Related deferred tax liabilities	**1,539**	1,580	1,707
Tangible common shareholders' equity	**$ 171,755**	$ 173,883	$ 165,488
Reconciliation of average shareholders' equity to average tangible shareholders' equity			
Shareholders' equity	**$ 268,103**	$ 270,360	$ 260,423
Goodwill	**(69,744)**	(69,745)	(69,761)
Intangible assets (excluding mortgage servicing rights)	**(2,923)**	(3,091)	(3,687)
Related deferred tax liabilities	**1,539**	1,580	1,707
Tangible shareholders' equity	**$ 196,975**	$ 199,104	$ 188,682

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

Current period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Reconciliations to GAAP Financial Measures (continued) (Dollars in millions) First Quarter 2017 Fourth Quarter 2016 First Quarter 2016 Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity Common shareholders’ equity $ 242,933 $ 241,620 $ 238,662 Goodwill (69,744) (69,744) (69,761) Intangible assets (excluding mortgage servicing rights) (2,827) (2,989) (3,578) Related deferred tax liabilities 1,513 1,545 1,667 Tangible common shareholders’ equity $ 171,875 $ 170,432 $ 166,990 Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity Shareholders’ equity $ 268,153 $ 266,840 $ 263,004 Goodwill (69,744) (69,744) (69,761) Intangible assets (excluding mortgage servicing rights) (2,827) (2,989) (3,578) Related deferred tax liabilities 1,513 1,545 1,667 Tangible shareholders’ equity $ 197,095 $ 195,652 $ 191,332 Reconciliation of period-end assets to period-end tangible assets Assets $ 2,247,701 $ 2,187,702 $ 2,185,726 Goodwill (69,744) (69,744) (69,761) Intangible assets (excluding mortgage servicing rights) (2,827) (2,989) (3,578) Related deferred tax liabilities 1,513 1,545 1,667 Tangible assets $ 2,176,643 $ 2,116,514 $ 2,114,054 Book value per share of common stock Common shareholders’ equity $ 242,933 $ 241,620 $ 238,662 Ending common shares issued and outstanding 9,974,190 10,052,626 10,312,660 Book value per share of common stock $ 24.36 $ 24.04 $ 23.14 Tangible book value per share of common stock Tangible common shareholders’ equity $ 171,875 $ 170,432 $ 166,990 Ending common shares issued and outstanding 9,974,190 10,052,626 10,312,660 Tangible book value per share of common stock $ 17.23 $ 16.95 $ 16.19 Certain prior period amounts have been reclassified to conform to current period presentation.